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For Release: Immediate


                                  [LETTERHEAD]



                                  Contact:  Jeff Cross, IBM
                                            (914) 766-1265
                                            jrcross@us.ibm.com

                                            Yvonne Donaldson, Tivoli Systems
                                            (512) 436-8311
                                            Yvonne.Donaldson@Tivoli.com


       IBM ANNOUNCES COMPLETION OF SOFTWARE ARTISTRY TENDER OFFER

       ARMONK, N.Y. January 26, 1998 . . . IBM today announced that it successfully completed its tender offer to acquire the shares of Software Artistry, Inc., at $24.50 per share. Over 94 percent of the approximately 6.9 million outstanding Software Artistry shares were tendered, and all such shares were accepted for payment by IBM following expiration of the tender offer on January 23.


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